Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chesapeake Energy Corporation of our report dated March 1, 2021 relating to the financial statements, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
May 17, 2021